EXHIBIT 99.2
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Three Months Ended March 31, 2004

Pursuant to the SEC Regulation G, we are providing further disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a GAAP basis. It is our view that the reported non-GAAP financial measures are more consistent with our true operating performance and provide a more meaningful period to period comparison. Additionally, these measurements are more comparable to financial measures reported by other airlines.

A reconciliation of the components of the calculation of fuel neutral operating costs per available seat mile (ASM) is as follows:

(Unaudited)	Three Months Ended
March 31,
Calculation of fuel neutral cost per ASM:	2004
Operating expenses (based on GAAP amounts) ($000s)	231,130
Less actual fuel expense ($000s)	(51,540)
Plus current period gallons of fuel burned times prior
year average price of fuel ($000s)	51,552
Adjusted operating expenses ($000s)	231,142

Gallons of fuel consumed in current period	47,933,299
Average price of fuel from prior year period (cents)	107.55
ASMs (000s)	2,798,779
Fuel neutral cost per ASM (cents)	8.26